Exhibit 99.5

SACHEM CAPITAL CORP. ANNOUNCES NEW CREDIT FACILITY

- Enhances Available Capital and Liquidity to Support Growth -

BRANFORD, CT, March 2, 2023 (GLOBE NEWSWIRE) – Sachem Capital Corp. (NYSE American: SACH) (“Sachem”, “the Company”) a financing company that specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans, announced today the Company has entered into a $45 million revolving line of credit with Needham Bank.

Mr. John Warch, Sachem Capital’s Chief Financial Officer, stated, “Given our growing pipeline of opportunities we are pleased to close on this attractive financing as it significantly enhances Sachem's financial flexibility and liquidity. This additional line of credit provides the financial capacity to further scale our business and execute on our growth strategy. We appreciate the confidence and strong support of Needham Bank as we look to continue to grow into the future.”

“This transaction with Sachem demonstrates Needham Bank’s commitment to the real estate lending market. We look forward to building our relationship with Sachem and supporting them as their lending opportunities grow," said Joseph Campanelli, Chairman, President and Chief Executive Officer of Needham Bank.

The intended purpose of this line of credit is to support the Company’s working capital needs, general corporate purposes and to fund new mortgage loan originations. The capacity of the revolving credit facility can be increased to $75 million with an accordion expansion feature, which is subject to obtaining participating lender commitments.

Needham Bank is the sole acting Agent Bank.

Additional details relating to the Facility will be available in the Company’s Current Report on Form 8-K, including the exhibits thereto, which the Company expects to file on or before March 2, 2023, and will be available at www.sec.gov.

About Sachem Capital Corp.

Sachem Capital Corp. is a financing REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loan to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The company will also make opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investors:

Email: investors@sachemcapitalcorp.com